Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Consolidated Gems, Inc. (the “Company”) for the three months ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Joseph Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)           The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  May 14, 2014

/s/ Joseph I. Gutnick

Name:	Joseph I. Gutnick
Title:	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

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